UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2021

BIOCARDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21419	23-2753988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Shoreway Road, Suite B San Carlos, California 94070
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 226-0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BCDA	The Nasdaq Capital Market
Warrant to Purchase Common Stock	BCDAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 29, 2021, BioCardia, Inc. (the “Company”) and Lincoln Park Capital Fund, LLC (“Lincoln Park”) entered into a purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company has the right to sell to Lincoln Park shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) having an aggregate value of up to $20,000,000 (the “Purchase Shares”), subject to certain limitations and conditions set forth in the Purchase Agreement (the “Offering”). The Company will control the timing and amount of any sales of Purchase Shares to Lincoln Park pursuant to the Purchase Agreement.

In consideration for entering into the Purchase Agreement, the Company agreed to issue 75,000 shares of Common Stock (the “Initial Commitment Shares”) to Lincoln Park as an initial commitment fee. In addition, the Company agreed to issue to Lincoln Park up to an additional 50,000 shares of Common Stock (the “Additional Commitment Shares” and together with the Initial Commitment Shares, the “Commitment Shares”) as an additional commitment fee based on a pro-rata percentage of the Purchase Shares issued to Lincoln Park under the Purchase Agreement. The Company will not receive any cash proceeds from the issuance of the Commitment Shares.

Upon execution of the Purchase Agreement and the Registration Rights Agreement on March 29, 2021, the Company sold to Lincoln Park, as an initial purchase under the Purchase Agreement, 373,832 shares of common stock, at a per share price of $5.35 per share, for aggregate consideration of $2,000,000, and issued to Lincoln Park the 75,000 Initial Commitment Shares and 5,000 of the Additional Commitment Shares as the pro rata portion of the Additional Commitment Shares issuable in respect of Lincoln Park’s purchase of $2,000,000 of Purchase Shares in the initial purchase on March 29, 2021.

In addition to the $2,000,000 initial purchase we completed on March 29, 2021, we have the right in our sole discretion, but not the obligation, from time to time over the 36-month term of the Purchase Agreement, to direct Lincoln Park to purchase up to an additional aggregate amount of $18,000,000 of shares of Common Stock (subject to certain limitations and conditions), in amounts up to 100,000 shares (the “Regular Purchase Share Limit”) of the Common Stock in one or more “regular purchases” under the Purchase Agreement (each such purchase, a “Regular Purchase”). The Regular Purchase Share Limit will increase to 150,000 shares if the closing price of the Common Stock on the applicable purchase date is not below $5.00 per share and will further increase to 200,000 shares if the closing price of the Common Stock on the applicable purchase date is not below $7.00 per share. In any case, Lincoln Park’s maximum obligation under any single Regular Purchase will not exceed $2,000,000, unless the Company and Lincoln Park mutually agree to increase the maximum amount of such Regular Purchase. The above-referenced share amount limitations and closing sale price thresholds are subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement. The purchase price per share for each Regular Purchase will be based on prevailing market prices of the Common Stock immediately preceding the time of sale. There are no upper limits on the price per share that Lincoln Park must pay for shares of Common Stock under the Purchase Agreement.

If the Company directs Lincoln Park to purchase the maximum number of shares of Common Stock that the Company may sell in a Regular Purchase, then in addition to such Regular Purchase, and subject to certain conditions and limitations in the Purchase Agreement, the Company may direct Lincoln Park to purchase additional shares of Common Stock in an “accelerated purchase” and an “additional accelerated purchase” (including multiple additional accelerated purchases on the same trading day) as provided in the Purchase Agreement. The purchase price per share for each accelerated purchase and additional accelerated purchase will be based on market prices of the Common Stock on the applicable purchase date therefor.

The Purchase Agreement prohibits the Company from directing Lincoln Park to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Lincoln Park (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in Lincoln Park beneficially owning more than 9.99% of the then total outstanding shares of Common Stock.

Under applicable rules of the Nasdaq Capital Market, the Company may not issue or sell to Lincoln Park under the Purchase Agreement more than 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”) (or 3,266,177 shares, based on 16,339,061 shares outstanding immediately prior to the execution of the Purchase Agreement), unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap to Lincoln Park under the Purchase Agreement in accordance with applicable Nasdaq rules or (ii) the average price of all applicable sales of our Common Stock to Lincoln Park under the Purchase Agreement equals or exceeds the lower of (A) the official closing price of the Company’s Common Stock on Nasdaq on the date of the Purchase Agreement and (B) the average official closing price of our Common Stock on Nasdaq for the five consecutive trading days ending on the date of the Purchase Agreement, adjusted such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules.

The Purchase Agreement does not limit the Company’s ability to raise capital from other sources at its sole discretion, except that, subject to certain exceptions, for a period set forth in the Purchase Agreement, the Company may not enter into any equity line of credit or similar continuous offering other than with the Investor, excluding an “at the market offering” of Common Stock exclusively through one or more registered broker dealers.

The Purchase Agreement and Registration Rights Agreement each contain customary representations, warranties, and agreements of the Company and Lincoln Park, indemnification rights and other obligations of the parties. The Offering of Common Stock pursuant to the Purchase Agreement will terminate on the date that all shares offered by the Purchase Agreement have been sold or, if earlier, the expiration or termination of the Purchase Agreement. The Company has the right to terminate the Purchase Agreement at any time, without fee, penalty or cost to the Company.

Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of Common Stock.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which shares of Common Stock are sold to Lincoln Park. Actual sales of shares of Common Stock to Lincoln Park under the Purchase Agreement and the amount of such net proceeds will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock and determinations by the Company as to other available and appropriate sources of funding for the Company. The Company expects to use the proceeds from the Offering for general corporate purposes and working capital.

The Offering is being made pursuant to the Company’s effective Registration Statement on Form S-3 (SEC File No. 333-249426) (the “Registration Statement”), which was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 9, 2020, and declared effective by the SEC on October 20, 2020. A prospectus supplement related to the Offering dated March 29, 2021 will be filed with the SEC. Pursuant to the Registration Rights Agreement, under certain circumstances, if the Registration Statement is no longer available with respect to the Offering, the Company will be required to file additional registration statement(s).

Copies of the Purchase Agreement and the Registration Rights Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2 respectively, and are incorporated herein by reference.

The Company is filing the opinion of its counsel, Wilson Sonsini Goodrich & Rosati, P.C., regarding the validity of the shares of Common Stock issued pursuant to the Purchase Agreement, as Exhibit 5.1 hereto

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.1	Purchase Agreement, dated as of March 29, 2021, by and between BioCardia, Inc. and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of March 29, 2021, by and between BioCardia, Inc. and Lincoln Park Capital Fund, LLC.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCARDIA, INC.

/s/ Peter Altman, Ph.D.
Peter Altman, Ph.D.
President and Chief Executive Officer

Date: March 29, 2021